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Exhibit 10.5

*** Text Omitted and Filed Separately
CONFIDENTIAL TREATMENT REQUESTED
Under 17 C.F.R. §§ 200.80(b)(4) and 230.406

FIRST AMENDMENT TO LICENSE AGREEMENT

Between
Optimer Pharmaceuticals, Inc.
and
Sloan-Kettering Institute for Cancer Research

        This First Amendment confirms the mutual understanding between Optimer Pharmaceuticals, Inc., a corporation, having a place of business at 10110 Sorrento Valley Road, Suite C, San Diego, California 92121 ("LICENSEE") and the Sloan-Kettering Institute for Cancer Research, a not-for-profit corporation organized under the laws of New York State, having a place of business at 1275 York Avenue, New York, New York 10021 ("SKI").

WHEREAS, LICENSEE and SKI have entered into a license agreement (SK#6637) related to carbohydrate cancer vaccines with an Effective Date of July 31, 2002 ("Agreement"), a copy of which is attached hereto; and

WHEREAS, the parties wish to amend the Agreement as LICENSEE no longer desires to develop Licensed Products II, effective as of June 30, 2005 ("Amendment Effective Date"),

NOW, THEREFORE, the parties, intending to be legally bound, hereby amend the Agreement as follows:

1.
Definitions. All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

2.
Article 2.1 of the Agreement is hereby replaced in its entirety to read:

  SKI hereby grants to LICENSEE:

  (i)
  an exclusive, worldwide license, to SKI Patents A in Field I, to make, have made, use, sell, have sold, import and develop Licensed Products I, with the right to grant and authorize sublicenses;

  (ii)
  a nonexclusive, worldwide license to SKI Patents D in Field I, to make, have made, use, sell, have sold, import and develop Licensed Products I, with the right to grant and authorize sublicenses; and

  (iii)
  a non-exclusive, worldwide, royalty-free license, without the right to grant and authorize sublicenses, to SKI's entire interest in and to the Know-How pursuant to the licenses granted in this Section 2.1.

3.
Articles 4.1(d), 4.1(e), 4.1(g), and 4.1(h) of the Agreement are hereby made void.

4.
LICENSEE's responsibility to pay for all costs and expenses incurred for the preparation, filing, prosecution, issuance, and maintenance of SKI Patents B under Article 6.1 of the Agreement shall be limited to such costs and expenses incurred up to and including the Amendment Effective Date. Such costs and expenses incurred subsequent to the Amendment Effective Date shall be done by SKI.

5.
All other terms and conditions of the Agreement not specifically modified by this First Amendment shall remain in full force and effect.

6.
On and after the Amendment Effective Date, each reference in the Agreement to this "Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this First Amendment.

7.
This First Amendment may be executed in two counterparts, each of which will be deemed an original, but both of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this First Amendment to the Agreement to be executed by their duly authorized representatives.

OPTIMER PHARMACEUTICALS, INC.	SLOAN-KETTERING INSTITUTE FOR CANCER RESEARCH
/s/ MICHAEL N. CHANG Michael N. Chang, Ph.D. CEO	/s/ G. BERNHARDT James S. Quirk Senior Vice President, Research Resources Management
Date: 11-16-05	Date: 12/22/05

LICENSE AGREEMENT

for SKI's technology

"Carbohydrate Cancer Vaccines"
(SK#6637)

TABLE OF CONTENTS

PREAMBLE ARTICLES:
I	DEFINITIONS	2
II	GRANT	3
III	DUE DILIGENCE, REGULATORY MATTERS	4
IV	PAYMENTS	5
V	REPORTS AND RECORDS	7
VI	PATENT PROSECUTION	8
VII	INFRINGEMENT	8
VIII	INDEMNIFICATION, PRODUCT LIABILITY, WARRANTIES	9
IX	EXPORT CONTROLS	10
X	NON-USE OF NAMES	10
XI	ASSIGNMENT	10
XII	TERMINATION	10
XIII	PAYMENTS, NOTICES AND OTHER COMMUNICATIONS	12
XIV	MISCELLANEOUS PROVISIONS	12

        This Agreement is effective on the date last subscribed below (the "Effective Date"), and is by and between Sloan-Kettering Institute for Cancer Research (hereinafter referred to as "SKI"), a New York membership corporation with principal offices at 1275 York Avenue, New York, New York 10021, and Optimer Pharmaceuticals, Incorporated, a corporation with principal offices located at 10110 Sorrento Valley Road, Suite C, San Diego, California 92121 (hereinafter referred to as "LICENSEE").

WITNESSETH

        WHEREAS, SKI is the owner of certain SKI Patents (as later defined herein) and has the right to grant licenses under said SKI Patents; and

        WHEREAS, SKI desires to have the SKI Patents utilized in the public interest and is willing to grant a license to its interest thereunder; and

        WHEREAS, LICENSEE seeks to commercially develop the SKI Patents through a thorough, vigorous and diligent program of exploiting the SKI Patents whereby public utilization shall result therefrom.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I—DEFINITIONS

        For the purpose of this Agreement, the following words and phrases shall have the following meanings:

1.1
"LICENSEE" shall include Affiliates, that is, any person, firm, corporation or other entity controlling, controlled by, or under common control with a party hereto. The term "control" wherever used throughout this Agreement shall mean ownership, directly or indirectly, of more than 50% of the equity capital. With regard to SKI, "Affiliate" shall mean the Memorial Sloan-Kettering Cancer Center and the Memorial Hospital for Cancer and Allied Diseases.

1.2
"SKI Patents A", "SKI Patents B", "SKI Patents C", and "SKI Patents D" shall have meanings as defined in Exhibit A. "SKI Patents" shall mean SKI Patents A, SKI Patents B, SKI Patents C, and SKI Patents D.

1.3
"Field I" shall mean the treatment or prevention of human cancer with a carbohydrate vaccine comprising Globo H as the sole antigen. Specifically excluded from Field I are (i) vaccines comprising mixtures of more than one type of carbohydrate antigen, one of which may be Globo H, and (ii) vaccines comprising Clustered Carbohydrate Antigens (defined as an immunogenic molecule consisting of two or more identical or different carbohydrate antigens attached to a common peptide backbone).

1.4
"Field II" shall mean the treatment or prevention of human cancer with a vaccine comprising Clustered Carbohydrate Antigens wherein the carbohydrate antigens have been synthesized using Optimer's OPopS™ Technology.

1.5
"Know-How" shall mean any technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, designs, data or other subject matter owned or controlled by SKI which is necessary for the manufacture, sale and/or use of Licensed Products I and Licensed Products II (collectively, "Licensed Products"), in each case, which is not in the public domain.

1.6
"Licensed Products I" shall mean any and all products which fall within Field I and which would either (i) infringe a Valid Claim of SKI Patents A but for this agreement, or (ii) are produced or used using a process or method that would infringe a Valid Claim of SKI Patents A but for this agreement.

1.7
"Licensed Products II" shall mean any and all products which fall within Field II and which would either (i) infringe at least one Valid Claim of SKI Patents A, B, C or D but for this agreement, or (ii) are produced or used using a process or method that would infringe at least one Valid Claim of SKI Patents A, B, C or D but for this agreement.

1.8
"Net Sales" of a product shall mean LICENSEE's or sublicensee's, as indicated, billings for sales of that product less the sum of the following:

a)
Discounts allowed in amounts customary in the trade;

b)
Sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

c)
Outbound transportation prepaid or allowed;

d)
Amounts allowed or credited on returns; and

  e)
  Bad debts and uncollectible receivables provided that, in any calendar year, such deduction will not exceed four percent (4%) of the total billings for sales of Licensed Products and Licensed Services sold in that year.

  No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by LICENSEE or its Affiliates and on its payroll, or for cost of collections. Licensed Products shall be considered "sold" when billed or invoiced. As LICENSEE agrees to pay royalties in countries where patent protection has not been sought, and SKI is willing to forgo its rights to seek patent protection in such countries, Net Sales of a product shall explicitly include billings for sales of that product in such countries.

1.9
"Royalty Year" shall mean each twelve month period commencing January 1 and ending December 31 during the term of this Agreement. For the first year of this Agreement, the Royalty Year shall be the period of time between the signing of the Agreement and December 31.

1.10
"Foreign Major Market Countries" shall mean the United Kingdom, Germany, France, Italy, Spain and Japan.

1.11
"Net Royalty" shall mean the total royalty compensation received by LICENSEE from a sublicensee in a given Royalty Year.

1.12
"Valid Claim" shall mean a claim of an issued and unexpired patent, or a claim of a pending patent application, which has not been held unpatentable, invalid or unenforceable by a court or other government agency of competent jurisdiction in a final decision from which no appeal may be taken, and has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise. Should any issued Valid Claim be challenged and held invalid or unenforceable by a court or other government agency of competent jurisdiction from which appeal may be taken, royalty payments that, but for the holding of invalidity or unenforceability would be due under this Agreement, shall be made by LICENSEE and shall be held in escrow by SKI until no further appeals are available. If the claim is finally held to be valid and enforceable, the amounts held in escrow, including interest, shall be released to SKI and the relevant claim shall be reinstated as a Valid Claim hereunder. If it is finally held to be invalid or unenforceable, the amounts held in escrow, including interest, shall be released to LICENSEE.

ARTICLE II—GRANT

2.1
SKI hereby grants to LICENSEE:
(i)
an exclusive, worldwide license, to SKI Patents A in Field I, to make, have made, use, sell, have sold, import and develop Licensed Products I, with the right to grant and authorize sublicenses;

(ii)
an exclusive, worldwide license, to SKI Patents B in Field II, to make, have made, use, sell, have sold, import and develop Licensed Products II, with the right to grant and authorize sublicenses;

(iii)
a nonexclusive, worldwide license to SKI Patents A and SKI Patents C in Field II, and to SKI Patents D in Field I and Field II, to make, have made, use, sell, have sold, import and develop Licensed Products I and Licensed Products II with the right to grant and authorize sublicenses; and

(iv)
SKI hereby grants to LICENSEE a non-exclusive, worldwide, royalty-free license, without the right to grant and authorize sublicenses, to SKI's entire interest in and to the Know-How pursuant to the licenses granted in this Section 2.1.

2.2
Notwithstanding any other provisions of this Agreement, it is agreed that SKI and its Affiliates shall retain the right to practice the licensed rights granted under Section 2.1 for its own teaching, research and patient care activities.

2.3
All rights reserved to the United States Government and others under 35 USC §§200-212, as amended, shall remain and shall in no way be affected by this Agreement.

2.4
LICENSEE hereby agrees that every sublicensing agreement to which it shall be party and which shall relate to the rights, privileges and license granted hereunder shall contain a statement describing the date upon which LICENSEE'S exclusive rights, privileges and license hereunder shall terminate.

2.5
LICENSEE agrees that any sublicenses granted by it shall provide that the obligations to SKI of Article III, Sections 3.1 and 3.3, V, VII, VIII, IX, X, XI, XII, and XIV of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. LICENSEE further agrees to attach copies of these Articles to sublicense agreements.

2.6
LICENSEE agrees to forward to SKI a copy of any and all fully executed sublicense agreements, and further agrees to timely forward to SKI a copy of sublicensing revenue reports received by LICENSEE from its sublicensees during the preceding Royalty Year.

2.7
If LICENSEE receives from sublicensees anything of value in lieu of cash payments based upon payment obligations of any sublicense under this Agreement, LICENSEE shall pay SKI royalty or other payments as required by Section 4.1, based on the fair market value of such payment, unless SKI waives in writing such payment obligation.

2.8
The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not included in the SKI Patents, except as expressly set forth herein.

2.9
All rights not specifically granted herein are reserved to SKI. SKI explicitly retains the right to grant to third parties (i) exclusive licenses to SKI Patents A outside of Field I and Field II, (ii) exclusive licenses to SKI Patents B outside of Field II, (iii) exclusive licenses to SKI Patents C outside of Field II, and (iv) exclusive licenses to SKI Patents D outside of Field II.

2.10
SKI shall cooperate to transfer to LICENSEE all Know-How, and all data, reports, analyses and other information necessary for the manufacture, use, and sale of Licensed Products I and/or Licensed Products II in its possession or control, in a format reasonably acceptable to LICENSEE.

ARTICLE III—DUE DILIGENCE, REGULATORY MATTERS

3.1
LICENSEE and its sublicensees shall use commercially reasonable efforts to bring Licensed Products to market through a thorough, vigorous and diligent program for exploitation of the SKI Patents and to continue active, diligent marketing efforts for one or more Licensed Products or throughout the life of this Agreement.

3.2
Within sixty (60) days of the Effective Date, SKI and Licensee shall mutually agree upon a timeline for clinical development of Licensed Products I and research development of Licensed Products II ("Timeline"). Such Timeline shall be appended as Exhibit B to this Agreement, and may be amended from time to time as necessary and by mutual consent. In the event that agreement cannot be reached on the Timeline within sixty (60) days of the Effective Date, or any developmental milestone specified in the Timeline are not met by LICENSEE, SKI shall have the right to terminate this Agreement in accordance with Section 12.4.

3.3
In addition, LICENSEE shall adhere to the following milestones:

(a)
LICENSEE shall have delivered to SKI prior to the execution of this Agreement, its detailed business, research and development plan including, for example, relevant schedules of capital investments needed to implement the plan, financial, equipment, facility plans, number and kind of personnel and time planned for each phase of development of the SKI Patents for a three year period, to the extent formed by LICENSEE. Similar reports shall be provided to SKI annually to relay update and status information on LICENSEE's business, research and development progress, including projections of activity anticipated for the next reporting year.

(b)
LICENSEE shall be responsible for diligently and promptly taking all reasonable steps to secure all required and/or necessary governmental approvals to sell, exploit, or market any and all Licensed Products. LICENSEE shall advise SKI, through annual reports described in Section 3.3(a) above of its program of development for obtaining said approvals.

3.4
LICENSEE's failure to perform in accordance with Sections 3.1 and 3.2 above shall be grounds for SKI to terminate this Agreement pursuant to Section 12.4 below.

3.5
SKI shall cooperate, at its sole discretion, with LICENSEE before the Food and Drug Administration, and any other regulatory agencies in all matters regarding to Licensed Products I and Licensed Products II.

ARTICLE IV—PAYMENTS

4.1
For the rights, privileges and licenses granted hereunder, LICENSEE shall pay to SKI, in the manner hereinafter provided, until the end of the last to expire patent of the SKI Patents or until this Agreement shall be terminated, as hereinafter provided, whichever occurs first:

(a)
A license issue fee of fifty thousand dollars ($50,000) payable on the Effective Date of this Agreement.

(b)
One hundred and twenty thousand (120,000) shares of Optimer Pharmaceuticals, Inc. common stock, par value $0.001 per share (the "Shares"), issuable immediately on the Effective Date of this Agreement. In connection with the issuance of the Shares, SKI shall enter into the Common Stock Issuance Agreement, attached hereto as Exhibit C ("Common Stock Issuance Agreement").

(c)
For Licensed Products I, a royalty in an amount equal to [***] percent ([***]%) of the Net Sales of Licensed Products I by LICENSEE or any sublicensee.

(d)
Subject to Section 4.1(e), for Licensed Products II, (a) for sales made by LICENSEE, a royalty in an amount equal to [***] percent ([***]%) of the Net Sales of Licensed Products II and (b) for sales made by a sublicensee, the greater of (i) twenty percent (20%) of the Net Royalty received by LICENSEE from the sublicensee or (ii) [***] percent of Net Sales of Licensed Products II by the sublicensee.

(e)
For any product in Field II that is not covered by a Valid Claim of SKI Patents B, (a) for sales made by LICENSEE, a royalty in an amount equal to [***] percent ([***]%) of the Net Sales of such product and (b) for sales made by a sublicensee, the greater of (i) [***] percent ([***]%) of the Net Royalty received by LICENSEE from the sublicensee or (ii) [***] percent of Net Sales of such product by the sublicensee.

(f)
For each of Licensed Products I, milestone payments as follows in the event that such milestone is achieved by LICENSEE and not a sublicensee:

•
[***] dollars ($[***]) upon commencement of Phase III clinical studies;

    •
    [***] dollars ($[***]) upon first New Drug Application (NDA) filing;

    •
    [***] dollars ($[***]) upon marketing approval in the United States;

    •
    [***] dollars ($[***]) upon market approval in each and any of the Foreign Major Market Countries.

  (g)
  Subject to Section 4.1(h), for each of Licensed Products II, milestone payments as follows in the event that such milestone is achieved by LICENSEE and not a sublicensee:

  •
  [***] dollars ($[***]) upon commencement of Phase I clinical studies;

  •
  [***] dollars ($[***]) upon commencement of Phase II clinical studies;

  •
  [***] dollars ($[***]) upon commencement of Phase III clinical studies;

  •
  [***] dollars ($[***]) upon first New Drug Application (NDA) filing;

  •
  [***] dollars ($[***]) upon marketing approval in the United States;

  •
  [***] dollars ($[***]) upon market approval in each and any of the Foreign Major Market Countries.

  (h)
  For any product in Field II that is not covered by a Valid Claim of SKI Patents B, milestone payments as follows in the event that such milestone is achieved by LICENSEE and not a sublicensee:

  •
  [***] dollars ($[***]) upon commencement of Phase I clinical studies;

  •
  [***] dollars ($[***]) upon commencement of Phase II clinical studies;

  •
  [***] dollars ($[***]) upon commencement of Phase III clinical studies;

  •
  [***] dollars ($[***]) upon first New Drug Application (NDA) filing;

  •
  [***] dollars ($[***]) upon marketing approval in the United States;

  •
  [***] dollars ($[***]) upon market approval in each and any of the Foreign Major Market Countries.

  (i)
  LICENSEE shall pay SKI [***] percent ([***]%) of all income from sublicensees including (i) sublicense fees, (ii) sublicense maintenance fees, (iii) milestone payments and (iv) premiums over fair market value in the sale of LICENSEE's equity pursuant to Article 2.7, but excluding (i) verifiable research and development support and expense reimbursement, (ii) royalties, (iii) sale of equity at fair market value, and, (iv) in cases where SKI Patents are sublicensed in combination with non-SKI technology, the pro-rata contribution of the non-SKI technology.

  (j)
  Annual minimum royalty payments, starting in the Royalty Year commencing January 1 after the Execution Date, in the amount of [***] dollars ($[***]). The minimum royalty payments shall be credited against the earned royalty payments required in Section 4.1(c), 4.1(d) and 4.1(e) above for the same Royalty Year, and shall be paid within thirty days following the end of the Royalty Year.

  (k)
  Patent expenses according to the terms of Article VI.

4.2
No multiple royalties shall be payable because any Licensed Products, its manufacture, use, lease or sale are or shall be covered by more than one of the SKI Patents patent applications or SKI Patents patents licensed under this Agreement.

4.3
Royalty payments shall be paid in United States dollars in New York, NY, or at such other place as SKI may reasonably designate consistent with the laws and regulations controlling in any foreign country, but not in any other currency. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the J.P. Morgan Chase Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

4.4
Interest

(a)
LICENSEE shall pay to SKI interest on any amounts not paid when due. Such interest will accrue from the forty-fifth (45th) day after the payment was due at a rate two percent (2%) above the daily prime interest rate, as determined by J.P. Morgan Chase or its successor entity, on each day the payment is delinquent, and the interest payment will be due and payable on the first day of each month after interest begins to accrue, until full payment of all amounts due SKI is made.

(b)
SKI's rights to receive such interest payments shall be in addition to any other rights and remedies available to SKI.

(c)
If the interest rate required in this Subsection exceeds the legal rate in a jurisdiction where a claim for such interest is being asserted, the required interest rate shall be reduced, for such claim only, to the maximum interest rate allowable in the jurisdiction.

ARTICLE V—REPORTS AND RECORDS

5.1
LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to SKI hereunder. Said books and records shall be maintained for a period of no less than five (5) years following the period to which they pertain. For the term of this Agreement, upon thirty (30) days prior written notice, LICENSEE shall allow SKI's own accountants or independent accountants selected by SKI, which independent accountants shall be reasonably acceptable to LICENSEE and after entering into a confidentiality agreement with LICENSEE, to inspect such books and records for the sole purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement. In the case of independent accountants, such accountants shall report to SKI only whether there has been a royalty underpayment and, if so, the amount thereof. Such inspections shall be during normal working hours of LICENSEE, and shall occur no more frequently than once per calendar year. Should such inspection lead to the discovery of a greater than ten percent (10%) discrepancy in reporting to SKI's detriment, LICENSEE agrees to pay the full cost of such inspection.

5.2
LICENSEE, within thirty (30) days after June 30 and December 31 of each year, shall deliver to SKI true and accurate reports, giving such particulars of the business conducted by LICENSEE and its sublicensees during the preceding three-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following, to be itemized per Licensed Product:

(a)
Number of Licensed Products commercially used, manufactured and sold, rented or leased.

(b)
Total billings for Licensed Products commercially used, sold, rented or leased.

(c)
Deductions applicable as provided in Paragraph 1.8.

(d)
Total royalties due.

(e)
Names and addresses of all sublicensees of LICENSEE.

(f)
Total royalty income from all revenues subject to sublicensees' royalties.

  (g)
  Total sublicensing fee income.

5.3
With each such report submitted, LICENSEE shall pay to SKI the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report.

5.4
Milestone payments shall be reported and paid with each such report submitted.

ARTICLE VI—PATENT PROSECUTION

6.1
LICENSEE shall be responsible for and pay all past and future costs and expenses incurred by SKI for the preparation, filing, prosecution, issuance, and maintenance of SKI Patents A and SKI Patents B. Such costs and expenses incurred prior to December 31, 2001 shall be reimbursed to SKI by LICENSEE in four equal semiannual payments beginning on July 1, 2002. Such costs and expenses incurred subsequent to January 1, 2002 and prior to the Effective Date of this Agreement shall be paid by LICENSEE within forty-five (45) days of the Effective Date. Such costs and expenses incurred after the Effective Date shall be paid by LICENSEE as they are incurred. SKI shall be solely responsible for all past and future costs and expenses incurred for the preparation, filing, prosecution, issuance, and maintenance of SKI Patents C and SKI Patents D.

6.2
SKI shall diligently prosecute and maintain the SKI Patents in the United States and in such countries as are determined by SKI and agreed to by LICENSEE, using counsel of its choice. If LICENSEE declines in writing to bear the expense of filing patent applications in any foreign countries in which SKI wishes to obtain patent protection, then SKI may file and prosecute such applications at its own expense and any license granted hereunder shall exclude such countries.

6.3
SKI shall provide LICENSEE with copies of all relevant documentation so that LICENSEE may be informed and to give LICENSEE reasonable opportunity to advise SKI and comment on the continuing prosecution. LICENSEE agrees to keep this documentation confidential.

ARTICLE VII—INFRINGEMENT

7.1
LICENSEE shall assume primary responsibility for enforcing SKI Patents A and SKI Patents B within relevant commercial markets in Field I and Field II, respectively. In exercising these responsibilities, LICENSEE shall promptly contact alleged third party infringers and take all reasonable steps to persuade such third parties to desist from infringing the SKI Patents, including initiating and prosecuting an infringement action if necessary, or defending a challenge to the validity of the SKI Patents. LICENSEE also shall notify SKI of each instance of alleged infringement and shall keep SKI informed of all stages of SKI Patents enforcement. LICENSEE may use the name of SKI as party plaintiff. All costs of any action to enforce SKI Patents A and SKI Patents B taken by LICENSEE shall be borne by LICENSEE and LICENSEE shall keep any recovery of damages derived therefrom, the excess of such recovery over such costs shall be included in LICENSEE's Net Sales. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the prior written consent of SKI, which consent shall not unreasonably be withheld.

7.2
In the event LICENSEE becomes aware of unlicensed infringement of SKI Patents A or SKI Patents B, either through notice from SKI or by other means, and does not, within six (6) months (a) secure cessation of the infringement; or (b) enter suit against the infringer; or (c) provide SKI with evidence of pendency of a bona fide negotiation for sublicensing the infringer, then, thirty (30) days after giving written notice to LICENSEE, SKI shall have the right to (a) sue for the infringement at SKI's own expense, and to collect for its own use any damages, profits and awards of whatever nature that it may recover for such infringement; and (b) terminate this Agreement according to terms of Article XII.

7.3
Each party shall promptly notify the other in writing in the event that a third party shall bring a claim of infringement against SKI or LICENSEE, either in the United States or in any foreign country in which there are SKI Patents.

7.4
In the event LICENSEE is sued for patent infringement, threatened with such suit, or enjoined from exercising its license rights granted hereunder, LICENSEE may terminate this Agreement according to Article XII or contest the action against it. In any such action, LICENSEE shall be fully responsible for all its costs, including expenses, judgements and settlements, and shall be entitled to proceeds that it may recover, including judgements, settlements and awards, the excess of such recovery over such costs shall be included in LICENSEE's Net Sales.

7.5
In any infringement suit as either party may institute to enforce the SKI Patents against third parties pursuant to this Agreement, or in any infringement action brought against either party by a third party, each party hereto shall, at the request and expense of the other party, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

ARTICLE VIII—INDEMNIFICATION, PRODUCT LIABILITY, WARRANTIES

8.1
LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold SKI and its Affiliates, their Board of Managers, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the Licensed Products arising from any obligation of LICENSEE hereunder, except to the extent such claims or expenses are caused by the gross negligence or willful misconduct of SKI, and its Affiliates, their Board of Managers, officers, or employees.

8.2
For the term of this Agreement, upon the commencement of clinical use, production, sale, or transfer, whichever occurs first, of any Licensed Products, LICENSEE shall obtain and carry in full force and effect general liability insurance which shall protect LICENSEE and SKI in regard to events covered by Section 8.1 above. Such insurance shall be written by a reputable insurance company, shall list SKI as an additional named insured thereunder, shall be endorsed to include liability coverage, and shall require thirty (30) days written notice to be given to SKI prior to any cancellation or material change thereof. The limits of such insurance shall not be less than one million dollars ($1,000,000) per occurrence with an annual aggregate of three million dollars ($3,000,000) for personal injury, death or property damage. LICENSEE shall provide SKI with Certificates of Insurance evidencing the same.

8.3
SKI represents and warrants that: (i) it is a New York membership corporation duly organized validly existing and in good standing under the laws of New York; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of SKI; (iii) to SKI's best knowledge, SKI is the sole and exclusive owner of all right, title and interest in and to the SKI Patents and Know-How, with the exception of SK625B, listed in Exhibit A, which is jointly owned with the Trustees of Columbia University in the City of New York; (iv) SKI has the right to grant the rights and licenses granted herein; (v) the SKI Patents and Know-How are free and clear of any lien, encumbrance, or security interest; (viii) there are no threatened or pending actions, suits, investigations, claims or proceedings in any way relating to the SKI Patents or Know-How.

8.4
In the event that any indemnitee intends to claim indemnification under this Article VIII it shall promptly notify the other party in writing of such potential liability. The indemnifying party shall have the right to control the defense thereof. The affected indemnitees shall cooperate fully with the indemnifying party and its legal representatives in the investigation and conduct of any liability covered by this Article VIII. Notwithstanding the foregoing, neither party shall have indemnity obligations for any claim if the indemnitee seeking indemnification makes any admission, settlement or other communication regarding such claim without the prior written consent of the indemnifying party.

8.5
Except as otherwise expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF SKI PATENTS CLAIMS, ISSUED OR PENDING.

ARTICLE IX—EXPORT CONTROLS

        It is understood that SKI is subject to United States Laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. SKI neither represents that a license shall not be required nor that, if required, it shall be issued.

ARTICLE X—NON-USE OF NAMES

        LICENSEE shall not use the names of SKI or its Affiliates, nor any of their employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from SKI in each case; provided that once a particular disclosure has been approved, further disclosures which do not differ materially therefrom may be made by LICENSEE without obtaining any further consent of SKI.

ARTICLE XI—ASSIGNMENT

11.1
This Agreement may not be assigned by LICENSEE without prior written consent from SKI.

11.2
Notwithstanding the foregoing prohibition, LICENSEE may without SKI's consent assign this Agreement to any entity that it may merge into, consolidate with, or transfer substantially all of its assets ("substantially" being EIGHTY PERCENT (80%) or more thereof) to which this Agreement relates, so long as the successor surviving corporation in any such merger, consolidation, transfer or reorganization assumes in writing the obligations of this Agreement. Such merger, consolidation, transfer or reorganization shall not in itself be a breach of this Article XI, nor be any default under this Agreement.

ARTICLE XII—TERMINATION

12.1
Unless earlier terminated pursuant to this Article XII, this Agreement shall terminate upon the later to occur of (a) the last to expire of the SKI Patents or (b) twenty (20) years.

12.2
SKI may terminate this Agreement if LICENSEE becomes insolvent or, a petition in bankruptcy is filed against LICENSEE and is consented to, acquiesced in or remains undismissed for thirty (30) days; or makes a general assignment for the benefit of creditors, or a receiver is appointed for LICENSEE, and LICENSEE does not return to solvency before the expiration of a thirty (30) day period.

12.3
Should LICENSEE fail to pay SKI license fees, royalties and patent expenses due and payable hereunder for more than thirty (30) days, SKI shall have the right to terminate this Agreement on thirty (30) days written notice, unless LICENSEE shall pay SKI within the thirty (30) day period, all such license fees, royalties and patent expenses and interest due and payable. Upon the expiration of the thirty (30) day period, if LICENSEE shall not have paid all such royalties, patent expenses and interest due and payable, the rights, privileges and license granted hereunder shall terminate.

12.4
As set out in Section 3.2, should the parties fail to agree upon a Timeline within sixty (60) days of the Effective Date, of if LICENSEE should fail to meet a development milestone as specified in the Timeline, SKI shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by sixty (60) days' notice to LICENSEE. Such termination shall become effective unless mutual agreement is reached, or LICENSEE shall have reached the necessary milestone prior to the expiration of the sixty (60) day period.

12.5
Upon any material breach of this Agreement by LICENSEE, other than those occurrences set out in Sections 12.1, 12.2 and 12.3, hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Section 12.3, SKI shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by sixty (60) days' notice to LICENSEE. Such termination shall become effective unless LICENSEE shall have cured any such breach prior to the expiration of the sixty (60) day period.

12.6
Upon written notice to the LICENSEE for the material breach of the Common Stock Issuance Agreement by the LICENSEE and the failure to cure such material breach within sixty (60) days, the licenses granted under this Agreement may be terminated by SKI.

12.7
LICENSEE shall be entitled to terminate this Agreement upon (i) sixty (60) days advance written notice to SKI, (ii) in the event of SKI's material breach of any of the provisions of this Agreement, which breach is not cured (if capable of being cured) within this sixty (60) day period, or (iii) if conditions of Section 7.4 apply.

12.8
Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination.

12.9
Other than any claim arising from LICENSEE's failure to pay undisputed license fees or patent expenses due under this contract, any controversy or bona fide disputed claim arising between the parties to this Agreement, which dispute cannot be resolved by mutual agreement shall, by the election of either party, be resolved by submitting to dispute resolution before a fact-finding mediation body composed of one or more experts in the field, selected by mutual agreement within thirty days of written request by either party. Said dispute resolution shall be held in New York at such place as shall be mutually agreed upon in writing by the parties. The fact-finding body shall determine who shall bear the cost of said resolution. In the event that the parties cannot mutually agree within said thirty (30) days on the dispute resolution body, the parties will go to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

12.10
In the event of any termination of this Agreement any sublicenses granted by LICENSEE shall remain in force and effect and shall be assigned by LICENSEE to SKI, provided, that such sublicensee is currently in good standing with regard to its obligations under the sublicense or has cured any default or breach within the period provided in such sublicense, and further provided, that the financial obligations of each such sublicensee shall be limited to those due SKI hereunder for the practice of such a sublicense.

12.11
Article VIII, and Article X of this Agreement shall survive termination.

ARTICLE XIII—PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

        Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given when delivered by courier or other means providing proof of delivery to such party at its address below or as it shall designate by written notice given to the other party:

        In the case of SKI:

  Sloan-Kettering Institute for Cancer Research
  1275 York Avenue
  New York, New York 10021

    Attention: James S. Quirk
    Senior Vice President
    Research Resources Management

        In the case of LICENSEE:

  Optimer Pharmaceuticals, Inc.
  10110 Sorrento Valley Road, Suite C
  San Diego, California, 92121
  Attention: Michael N. Chang, CEO

ARTICLE XIV—MISCELLANEOUS PROVISIONS

14.1
This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

14.2
Except as expressly provided in this Agreement, neither party shall use for its own benefit or the benefit of any third party, or disclose to any third party, any confidential, proprietary or trade secret information (the "Confidential Information") received from the other party hereto, during the term of this Agreement and for five (5) years thereafter. All Confidential Information must be designated as such by disclosing party in writing at or before the disclosure is made in writing, or within thirty (30) days of such disclosure.

14.3
Notwithstanding Section 14.2 above, Confidential Information shall not include any of the following information which the receiving party can demonstrate by contemporaneous written evidence:

a)
was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

b)
was generally available to the public or otherwise part of the public domain at the time of disclosure to the receiving party;

c)
became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

d)
was independently developed by the receiving party without reference to any information or materials disclosed by the disclosing party; or

e)
was subsequently disclosed to the receiving party by a person other than a party without breach of any legal obligation to the disclosing party.

  In addition, either party may disclose Confidential Information of the other (i) to their legal representatives, employees and Affiliates, and legal representatives and employees of Affiliates,

  consultants and sublicensees, to the extent such disclosure is reasonably necessary to achieve the purposes of this Agreement; (ii) in connection with the filing and support of patent applications as necessary; or (iii) if disclosure is compelled to be disclosed by a court order or applicable law or regulation, provided that the party compelled to make such disclosure (x) requests confidential treatment of such information, and (y) provides the other party with reasonable advance notice of the compelled disclosure to provide adequate time to seek a protective order.

14.4
The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

14.5
The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

14.6
The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint ventures of the other for any purpose as a result of this Agreement or the transactions contemplated thereby.

14.7
Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party and the nonperforming party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

14.8
NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.9
At any time or from time to time on and after the date of this Agreement, Licensor shall at the written request of LICENSEE (i) deliver to LICENSEE such records, data or other documents in compliance with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such actions, as LICENSEE may reasonably deem necessary or desirable in order for LICENSEE to obtain the full benefits of this Agreement and the transactions contemplated hereby.

14.10
This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior discussions, agreements and writings in relating thereto. This Agreement may not be altered, amended or modified in any way except by a writing signed by both parties.

14.11
This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be an original and all such counterparts shall together constitute but one and the same agreement.

        IN WITNESS WHEREOF, authorized representatives of the parties have signed and dated this Agreement below.

	Sloan-Kettering Institute for Cancer Research		Optimer Pharmaceuticals, Inc.

By:	/s/ James S. Quirk	By:	/s/ Michael N. Chang
	James S. Quirk Senior Vice President Research Resources Management		Michael N. Chang CEO

Date:	6/17/02	Date:	7/31/02

EXHIBIT A

        SKI Patents A, SKI Patents B, SKI Patents C, and SKI Patents D shall mean the United States patents and patent applications listed under the respective subheadings below and their continuations, continuations-in-part, divisionals; and other continuing applications; reissues; re-examinations; extensions of any kind; substitutions; registrations and corresponding foreign patents and patent applications:

SKI Patents A
SK625A	US patent 5,708,163 "Synthesis of the Breast Tumor-Associated Antigen Defined by Monoclonal Antibody MBrl and Uses Thereof"
SK625AZ	US patent 6,090,789 "Synthesis of the Breast Tumor-Associated Antigen Defined by Monoclonal Antibody MBrl and Uses Thereof"
SK625C	US patent application 09/017,611 "Synthesis of Glycoconjugates of the Globo-H Epitope and Uses Thereof"
SKI Patents B
SK759	US patent application 09/083,776 "alpha-O-Linked Glycoconjugates With Clustered (2, 6)-Epitopes, Methods of Preparation and Uses Thereof"
SK816	US patent application 09/276,595 "Trimeric Antigenic O-Linked Glycopeptide Conjugates, Methods of Preparation and Uses Thereof"
SK 893	US patent application 09/641,742 "Novel Glycoconjugates, Glycoamino Acids, Intermediates Thereto, and Uses Thereof"
SKI Patents C
SK625	US patent 5,543,505 "Synthetic Compounds Which Bind to H. Pylori, and Uses Thereof"
SK625B	US patent 6,303,120 "Synthesis of Glycoconjugates of the Lewis Y Epitope and Uses Thereof," which is jointly owned by SKI and The Trustees of Columbia University in the City of New York.
SK719	US patent 6,238,668 "Colon Cancer KH-1 and N3 Antigens"
SK719Z	US patent application 09/833,327 "Colon Cancer KH-1 and N3 Antigens"
SK760	US patent application 09/534,712 "Fucosyl GM1-KLH Conjugate Vaccine Against Small Cell Lung Cancer"
SKI Patents D
SK883	US patent application 09/794,905 "Affinity Matrix Bearing Tumor-Associated Carbohydrate- or Glycopeptide-Based Antigens and Uses Thereof"

EXHIBIT B

Clinical Development Milestones—Timeline

[Not Attached]

EXHIBIT C

Common Stock Issuance Agreement

        THIS COMMON STOCK ISSUANCE AGREEMENT (this "Agreement") is entered into as of June 14, 2002, by and between Optimer Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Sloan-Kettering Institute for Cancer Research, a membership corporation organized under the laws of New York ("Investor").

        THE PARTIES HEREBY AGREE AS FOLLOWS:

        1.    Purchase and Sale of Common Stock.    Subject to the terms and conditions of this Agreement, Investor agrees to purchase and the Company agrees to issue and sell to Investor one hundred and twenty thousand (120,000) shares (the "Shares") of the Common Stock of the Company, par value $0.001 (the "Common Stock") in partial consideration for Investor's entering into a License Agreement with the Company dated the date hereof, in the form attached hereto as Exhibit A (the "License Agreement"). The Company shall deliver a certificate to Investor representing the Shares hereunder upon the Company's receipt of a duly executed copy of the License Agreement from Investor.

        2.    Representations and Warranties of the Company.    The Company hereby represents and warrants to Investor that, except as set forth in the Schedule of Exceptions attached hereto as Exhibit B, the statements in the following paragraphs of this Section 2 are true and correct as of the date hereof:

          2.1    Organization and Good Standing.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it is required to do so, except to the extent that any failure or failures to so qualify would not, either singly or in the aggregate, have a material adverse effect on its business or properties. True, correct and complete copies of the Restated Certificate of Incorporation (the "Restated Certificate") and Bylaws of the Company as in effect on the date hereof are annexed hereto as Exhibits C and D, respectively.

          2.2    Authorization.    All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the License Agreement, the performance of all obligations of the Company hereunder and thereunder, including, without limitation, the authorization, sale and issuance of the Shares being sold hereunder has been taken. Each of this Agreement and the License Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

          2.3    Valid Issuance of Shares.    The Shares that are being issued to the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

          2.4    Capitalization.    The authorized and issued capital and rights to purchase securities of the Company will consist immediately prior to the sale of the Shares of:

            2.4.1    Preferred Stock.    19,000,000 shares of preferred stock, par value $0.001 (the "Preferred Stock"), 5,000,000 of which have been designated Series A Convertible Preferred Stock (the "Series A Preferred Stock"), 3,400,000 of which are issued and outstanding, and 14,000,000 of which have been designated Series B Convertible Preferred Stock (the "Series B

    Preferred Stock"), 8,954,431 of which are issued and outstanding. The outstanding shares of Preferred Stock are convertible as of the date hereof into an aggregate of Common Stock at a ratio of 1.2 shares of Common Stock for each share of Preferred Stock; provided, however, that the conversion ratio of the Preferred Stock may be subject to adjustment in the future.

            2.4.2    Common Stock.    29,000,000 shares of Common Stock, par value $0.001 of which 4,046,973 shares are issued and outstanding and 120,000 shares of which will be issued pursuant to this Agreement.

            2.4.3    Other Rights.    Except for (a) the conversion privileges of the Preferred Stock, (b) options to purchase up to 2.5 million shares of Common Stock granted or reserved for grant to employees, consultants, officers or directors, and (c) 30,000 warrants, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

          The designations, rights, preferences and limitations in respect of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock are as set forth in the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") and as provided by law. All outstanding shares of capital stock of the Company are duly authorized, fully paid and non-assessable.

          2.5    No Conflict.    To the Company's knowledge, the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the License Agreement, including, without limitation, the offer, sale, issuance and delivery of the Shares pursuant to this Agreement, have not resulted and will not result in (a) any violation of, or default under, or conflict with, or constitute, with or without the passage of time, the giving of notice, any violation of, or default under or give rise to any right of termination, cancellation or acceleration under (i) any term or provision of the Restated Certificate or Bylaws, (ii) any material term or provision of any (A) contract, agreement, instrument, arrangement or understanding, or (B) judgment, order, writ, injunction or decree of any court, government agency or any arbitrator, in each case, to which the Company is a party or by which it or its properties or assets are bound, or (iii) any statute, rule or regulation applicable to the Company or its properties or assets, except for such violations, defaults or conflicts which could not, either singly or in the aggregate, reasonably be expected to have a material adverse effect on the business or properties of the Company or (b) the creation of any security interest, mortgage, pledge, lien, charge or other encumbrance (each, an "Encumbrance") upon any of the properties or assets of the Company, except for such Encumbrances which could not, either singly or in the aggregate, reasonably be expected to have a material adverse effect on the business or properties of the Company.

          2.6    Governmental Consents.    To the Company's knowledge, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for such filings as are required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

          2.7    Offering.    Subject to the accuracy of Investor's representations in Section 3, the offer and sale of the Shares to be issued in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act"), and in compliance with all applicable state securities or blue sky laws.

          2.8    Compliance with Law and Charter Documents and Agreements.    The Company is not, in any materially adverse effect, in violation or default of any provisions of its Restated Certificate or

  Bylaws, as amended to date. To the Company's knowledge, the Company is in compliance with all applicable statutes, laws, rules, regulations, orders, judgments, writs, injunctions or decrees of the United States of America and all states, foreign countries or other governmental bodies and agencies and all courts or arbitrators having jurisdiction over the Company's business or properties, except where any failure or failures to be in compliance therewith could not, either singly or in the aggregate, reasonably be expected to have a material adverse effect on the business or properties of the Company.

          2.9    Registration Rights.    Except as provided in the Investors' Rights Agreement, the Company has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the United States Securities and Exchange Commission or any other governmental authority.

          2.10    Intellectual Property.    To the Company's knowledge and inclusive of the License Agreement, the Company has all right, title and interest in, or a valid and binding license or other right to use, all of the intellectual property which is currently used by the Company in the conduct of its business, except to the extent that any failure or failures to have such rights has not had and would not, either singly or in the aggregate, be reasonably likely to have a material adverse effect on the business or properties of the Company.

          2.11    No Defaults; Contracts.    To the Company's knowledge, the Company has performed all obligations required to be performed by it and is not in breach or default under any contract, commitment or instrument, which breach or default (or breaches or defaults), would, either singly or in the aggregate, have a material adverse effect on the business or properties of the Company, and no event or condition has occurred which, with the giving of notice or passage of time, or both, would constitute such a breach or default.

          2.12    Litigation.    To the Company's knowledge, there is no action, suit, proceeding or investigation pending, or to the Company's knowledge, currently threatened against the Company or its assets or properties or that questions the validity of this Agreement or the License Agreement or the right of the Company to enter into this Agreement or the License Agreement or to consummate the transactions contemplated hereby or thereby.

          2.13    Financial Statements.    Exhibit E sets forth the following financial statements of the Company (collectively, the "Financial Statements"): (i) the audited consolidated balance sheet as of December 31, 2001 (the "Balance Sheet") and (ii) the audited consolidated statements of operations, stockholders' equity and cash flows of the Company for the twelve (12) month period ended December 31, 2001.

            2.13.2    Integrity of Financial Statements; No Undisclosed Liabilities.    The Financial Statements: (i) present fairly the financial position and the results of operations, stockholders' equity and cash flows of the Company at the dates and for the periods indicated, except that they are subject to normally recurring year-end and audit adjustments, which adjustments, individually or in the aggregate, will not be material, (ii) are in accordance with the books and records of the Company and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP). To the Company's knowledge, except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (A) liabilities incurred in the ordinary course of business subsequent to December 31, 2001 and (B) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, either singly or in the aggregate, are not material to the financial condition or operating results of the Company.

            2.13.3    No Material Adverse Change.    To the Company's knowledge, since the date of the Balance Sheet, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, operations, earnings, stockholders' equity, cash flows or prospects of the Company.

          2.14    Solvency.    The Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws or of the United States or any other jurisdiction.

          2.15    Related Party Transactions.    All agreements between the Company and its officers, directors or affiliates (as defined in Rule 405 of the Act) have been authorized in accordance with Delaware law.

        3.    Representations and Warranties of the Investor.

        Investor hereby represents, warrants and covenants that:

          3.1    Authorization.    Investor has full power and authority to enter into this agreement and such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

          3.2    Purchase Entirely for Own Account.    This Agreement is made with Investor in reliance upon Investor's representation to the Company, which by Investor's execution of this Agreement Investor hereby confirms, that the Shares to be received by Investor will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. Notwithstanding the foregoing, the Company acknowledges that the inventors of the patent rights that are the subject of the License Agreement may share with Investor the proceeds from the ultimate sale of the Shares.

          3.3    Disclosure of Information.    Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company.

          3.4    Investment Experience.    Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Investor also represents it has not been organized for the purpose of acquiring the Shares.

          3.5    Restricted Securities.    Investor understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Shares may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Shares or an available exemption from registration under the Act, the Shares must be held indefinitely. In this regard, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Company be available to the public.

          3.6    Further Limitations on Disposition.    Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by all terms of this Agreement and the License Agreement (if any) applicable to the Shares, and:

            3.6.1 There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

            3.6.2 Such disposition is to be made pursuant to SEC Rule 144 or any successor rule (provided that the Company is furnished with satisfactory evidence of compliance with SEC Rule 144 or such successor rule); or

            3.6.3 (i) If such proposed disposition is prior to the initial public offering of securities of the Company or is not made pursuant to Section 3.6.1 or 3.6.2 hereof, Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, Investor shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. The parties agree that the Company may restrict the transfer of the Shares pursuant to this Section 3.6.3 in its discretion unless furnished with such an opinion.

          3.7    Restrictive Legends.    It is understood that the certificates evidencing the Shares may bear one or all of the following legends in substantially the following form(s):

            3.7.1     These securities have not been registered or qualified under the securities act of 1933, as amended (the "act") or the securities or blue sky laws of CALIFORNIA or any other state and may not be offered and sold unless registered and/or qualified pursuant to the relevant provisions of federal and state securities or blue sky laws or an exemption from such registration or qualification is applicable. Therefore, no sale or transfer of this security shall be made, no attempted sale or transfer shall be valid, and the issuer shall not be required to give any effect to any such transaction unless (a) such transaction shall have been duly registered under the act and qualified or approved under applicable state or blue sky laws, or (b) such transaction is pursuant to rule 144 promulgated under the act or (c) the issuer shall have received an opinion of counsel reasonably satisfactory to it that such registration, qualification or approval is not required.

            3.7.2    Removal of Legend.    Notwithstanding anything herein to the contrary, the restrictions imposed by Section 3.6 hereof and this Section 3.7 on the transferability of any of the Shares shall cease and terminate when: (a) any such Shares are transferred or otherwise disposed of in accordance with the intended method of disposition set forth in a registration statement or such other method that does not require that the securities transferred bear the legend set forth in Section 3.7.1 hereof; or (b) the holder of such Shares has met the requirements for transfer pursuant to subparagraph (k) of Rule 144 (or any successor rule) promulgated by the Commission under the Securities Act. Whenever the restrictions imposed by Section 3.6 hereof and this Section 3.7 have terminated as described in the immediately preceding sentence or, in the opinion (reasonably acceptable to the Company) of counsel to the holder of the Shares, have otherwise terminated, a holder of a certificate for such Shares as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 3.7.1 hereof and not containing any other reference to the restrictions imposed by this Agreement.

            3.7.3     Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

          3.8    Tax Advisors.    Investor has reviewed with its own tax advisors the federal, state foreign and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. With respect to such tax consequences, Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that Investor (and not the Company) shall be responsible for Investor's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

          3.9    Investor's Counsel.    Investor acknowledges that Investor has had the opportunity to review this Agreement, the exhibits attached hereto and the transactions contemplated by this Agreement with Investor's own legal counsel. Investor is relying solely on Investor's legal counsel and not on any statements or representations of the Company or any of the Company's agents, including Wilson Sonsini Goodrich & Rosati, for legal advice with respect to this investment or the transactions contemplated by this Agreement.

          3.10    Market Stand-off Agreement.    Investor hereby agrees that, during the period of duration specified by the Company and the lead underwriter in the initial public offering of the Company's Common Stock pursuant to a registration statement filed under the Act, it shall not, to the extent requested by the Company or such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that in no event shall such period exceed one hundred eighty (180) days following the effective date of the registration statement.

          In the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock effected without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Shares shall be immediately subject to the provisions of this Section 3.10.

          In order to enforce the foregoing covenant, the Company and Investor agree that the Company may impose stop-transfer instructions with respect to the securities of Investor until the end of such period.

          Notwithstanding the foregoing, the obligations described in this Section 3.10 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 144 transaction on Form S-4 or similar forms which may be promulgated in the future.

          The obligations of Investor under this Section 3.10 shall be conditioned upon similar agreements with at least the same duration being in effect with each other stockholder who is an officer, director or holder of at least 120,000 shares (subject to appropriate adjustments for stock splits, stock dividends, combinations and other recapitalizations) of Common Stock (directly or on a Common Stock equivalent basis). In addition, if any such officer, director or shareholder of the Company is released from any such agreement, Investor shall be so released with respect to a number of Shares that bears the same proportion to the total number of Shares held by the Investor as the number of shares of Common Stock that are released from such lock up bears to the total number of shares of Common Stock held by such officer, director or stocker, as the case may be.

          3.11    Rule 144 Compliance.    With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission (the "Commission") which may at any time permit the sale of the Shares to the public without registration, ninety (90) days after any registration statement covering a public offering of securities of the Company under the Act shall have become effective and at all times thereafter when any Shares are not eligible for sale under SEC Rule 144(k), the Company agrees to: (i) make and keep public information available, as those terms are understood and defined in SEC Rule 144; (ii) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (iii) furnish to each holder of the Shares forthwith upon request a written statement by the Company as to Company "s compliance with the reporting requirements of SEC Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Shares without registration.

        4.    California Commissioner of Corporations

          4.1    Corporate Securities Law.

          THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

        5.    COVENANTS

          5.1    Financial Statements; Access to Officers; Confidentiality.    So long as Investor holds at least a majority of the Shares issued hereunder (subject to appropriate adjustments for stock splits, stock dividends, combinations and other recapitalizations), the Company shall provide to Investor, as soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and all audited and certified by a public accounting firm of nationally recognized standing selected by the Company. In addition, from time to time, during regular business hours and upon reasonable prior written notice, the Company shall permit representatives of Investor to discuss Company affairs with Company officers; provided, that the Company is not obligated to discuss any matters to the extent necessary to preserve the attorney-client privilege, to protect proprietary information or for other similar reasons. Investor agrees, and agrees to cause its representatives to agree, to hold in confidence and trust and not to use or disclose any confidential or proprietary information of Company disclosed to Investor hereunder. Notwithstanding the foregoing, this Section 5.1 shall not be applicable to disclosures made to Investor pursuant to the License Agreement, as to which the License Agreement shall govern.

          5.2    Termination.    The rights set forth in Section 5.1 shall terminate and be of no further force or effect upon the earlier of (a) the date of which the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwriting of its securities to the general public is consummated; (b) the date on which the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Securities Exchange Act, as amended; or (c) the first date on which Investor no longer holds a majority of the Shares issued hereunder.

          5.3    Put Right.

          If the Company and Investor agree that the Investor or any Affiliate of the Investor (as defined in the License Agreement) shall conduct clinical trials in connection with Licensed Product I and/or Licensed Product II (as such term is defined in the License Agreement) then, in any such event, Investor shall have the right (the "Put Right"), at any time thereafter, exercisable by notice to the Company, from time to time, to require the Company to purchase any or all of the Shares at a purchase price (the "Put Price") equal to the Appraised Value (as hereinafter defined) of the Shares as of the date of such notice (the "Put Date"), determined in accordance with this section 4.3. The Put Price shall be payable by bank or cashier's check payable in New York Clearing House funds or by wire transfer of immediately available federal funds to an account designated by Investor.

          For purposes of this Agreement, "Appraised Value" shall mean, the fair market value of the Shares if publicly traded. If the Shares are not public traded, the Appraised Value shall be determined in a good faith determination by the Company's Board of Directors.

        6.    Miscellaneous

          6.1    Survival.    The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one (1) year.

          6.2    Successors and Assigns.    Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.3    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          6.4    Dispute Resolution.    Any controversy or bona fide disputed claim arising between the parties to this Agreement, which dispute cannot be resolved by mutual agreement shall, by the election of either party, be resolved by submitting to dispute resolution before a fact-finding mediation body composed of one or more experts in the field, selected by mutual agreement within thirty (30) days of written request by either party. Said dispute resolution shall be held in California at such place as shall be mutually agreed upon in writing by the parties. The fact-finding body shall determine who shall bear the cost of said resolution. In the event that the parties cannot mutually agree within said thirty (30) days on the dispute resolution body, the parties will go to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

          6.5    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.6    Notices.    All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

          6.7    Finder's Fee.    Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          6.8    Expenses.    Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          6.9    Amendments and Waivers.    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor.

          6.10    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          6.11    Entire Agreement.    This Agreement and the License Agreement (including any schedules and exhibits hereto or thereto) constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

          6.12    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

OPTIMER PHARMACEUTICALS, INC.
By:
Michael N. Chang CEO
Address:	10110 Sorrento Valley Road, Suite C San Diego, California 92121
INVESTOR:
SLOAN-KETTERING INSTITUTE FOR CANCER RESEARCH
By:
James S. Quirk Senior Vice President Research Resources Managment
Address:	1275 York Avenue New York, NY 10021

EXHIBIT A

LICENSE AGREEMENT

[Please see, "License Agreement for SKI's Technology, "Carbohydrate Cancer Vaccines"' attached as this Exhibit 10.5 to this Amendment No. 3 to
Optimer Pharmaceuticals, Inc.'s Form S-1 Registration Statement]

EXHIBIT B

SCHEDULE OF EXCEPTIONS

[No Attachment]

EXHIBIT C

RESTATED CERTIFICATE OF INCORPORATION

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

OPTIMER PHARMACEUTICALS, INC.

        (Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)

The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on November 18, 1998.

ARTICLE I

        The name of this corporation is Optimer Pharmaceuticals, Inc. (the "Corporation").

ARTICLE II

        The name and address of the registered office of the corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.

ARTICLE III

        The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

ARTICLE IV

        The aggregate number of shares that the corporation shall have authority to issue is 48,000,000 shares divided into 29,000,000 shares of Common Stock, each with $.001 par value ("Common Stock"), and 19,000,000 shares of Preferred Stock, each with $.001 par value. The first series of Preferred Stock shall be designated Series A Preferred Stock ("Series A Preferred") and shall consist of 5,000,000 shares. The second series of Preferred Stock shall be designated Series B Preferred Stock ("Series B Preferred") and shall consist of 14,000,000 shares.

        The relative powers, preferences, special rights, qualifications, limitations and restrictions granted to or imposed or the respective classes of the shares of capital stock or the holders thereof are as follows:

        1.    Dividends.

          (a)    Dividend Preference.    The holders of outstanding shares of Series A Preferred and Series B Preferred shall be entitled to receive dividends, on a pari-passu basis and out of any assets at the time legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock) on the Common Stock, at the rate of $0.08 per annum and $0.29 per annum, respectively (as adjusted for any stock dividends, combinations or stock splits), or, if greater (as determined on an as-converted basis for the Preferred Stock), an amount equal to that paid on the outstanding shares of Common Stock, when, as and if declared by the Board of Directors of the Corporation; provided, however, that the Board of Directors is under no obligation to pay dividends to such holders, and such dividends, if any, shall be noncumulative. No rights shall accrue to the holders of the Preferred Stock if dividends are not declared in any prior year. Such dividends may be payable quarterly or otherwise as the Board of Directors may from time to time determine. All dividends per share on the Preferred Stock shall be declared and paid pro rata (1) such that the ratio of dividends being declared and paid per share of Series A Preferred to dividends being declared and paid per share of Series B Preferred is the same as the ratio of $0.08 to $0.29 (as adjusted for any stock dividends, combinations or stock splits), and (2) as among the holders of each series based on the number of shares of such series so held.

          (b)    Priority of Dividends.    The Corporation shall make no Distribution (as defined below) to the holders of shares of Common Stock in any fiscal year unless and until dividends shall have been paid, or declared and set apart, upon all shares of Preferred Stock.

          (c)    Distribution.    As used in this section, "Distribution" means the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of the Corporation) or the purchase of shares of the Corporation (other than in connection with the repurchase of shares of Common Stock issued to or held by employees, consultants, officers and directors upon termination of their employment or services pursuant to agreements providing for the right of said repurchase) for cash or property.

          (d)    Consent to Certain Distributions.    The holders of outstanding shares of Preferred Stock shall be deemed to have consented to all distributions or payments to existing or terminated employees, consultants, officers and directors of the Corporation in connection with the termination of employment by or services to the Corporation and relating to the repurchase of shares of capital stock issued to or held by such individuals pursuant to agreements with the Corporation for such repurchases that have been approved by the Board of Directors.

        2.    Liquidation Rights.

          (a)    Liquidation Preference.    In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred and Series B Preferred shall be entitled to receive, out of the assets of the Corporation, an amount equal to $1.00 and $3.60 per share, respectively (as adjusted for any stock dividends, combinations or stock splits) plus an amount equal to all declared and unpaid dividends thereon, if any, to the date that payment is made, before any payment shall be made or any assets distributed to the holders of Common Stock (The foregoing preferential amount payable to the holders of Preferred Stock referred to as the "Liquidation Preference").

          (b)    Priority.    If upon the liquidation, dissolution or winding up of the Corporation, the assets to be distributed among the holders of the Preferred Stock are insufficient to permit the payment to such holders of the full Liquidation Preference for their shares, then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Preferred Stock in proportion to the numbers of shares of Preferred Stock held by them multiplied by the Liquidation Preference for such shares of Preferred Stock.

          (c)    Deemed Liquidation.    A liquidation shall include (i) a sale, lease or disposition of all or substantially all of the assets of the Corporation, or (ii) a merger or consolidation (in a single transaction or a series of related transactions) of the Corporation with or into any other corporation or corporations or other entity, or any other corporate reorganization, where the stockholders of the Corporation immediately prior to such event do not retain more than fifty percent (50%) of the voting power of and interest in the successor entity (such events being referred to hereinafter as an "Acquisition of the Corporation").

          (d)    Distribution after Payment of Liquidation Preference.    After payment has been made to the holders of the Preferred Stock of the full preferential amount set forth in Section 3(a) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of Preferred Stock, subject to the limitations set forth below, and the holders of Common Stock in a manner such that the amount distributed to each holder of Common Stock and Preferred Stock shall equal the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution pursuant to this Section 3(d) by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock then held by the holder and the number of shares of Common Stock issuable upon conversion of the shares of Preferred Stock then held by the holder, and the denominator of which

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  shall be the sum of the total number of shares of Common Stock then outstanding and the total number of shares of Common Stock issuable upon conversion of the total number of shares of Preferred Stock then outstanding; provided, however, that at such time as the distribution of liquidation preferences pursuant to this Section 3(d) shall equal two (2) times the Liquidation Preference of the Preferred Stock, such holders of Preferred Stock shall not be entitled to any further distribution pursuant to this subsection 2(d) with respect to shares of Preferred Stock. Thereafter, any remaining assets and funds legally available for distribution hereunder shall be distributed solely to the holders of the Common Stock in a manner such that the remaining amount distributed to each holder of Common Stock shall equal the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the number of shares of Common Stock then held by such holder, and the denominator of which shall be the total number of shares of Common Stock then outstanding.

          (e)    Shares not Treated as Both Preferred Stock and Common Stock in any Distribution.    Shares of Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any distribution, or series of distributions, as shares of Common Stock, without first foregoing participation in the distribution, or series of distributions, as shares of Preferred Stock pursuant to paragraph (a) above.

          (f)    Noncash Distributions.    If any of the assets of the Corporation are to be distributed other than in cash under this Section 2 or for any purpose, then the Board of Directors of the Corporation shall promptly engage independent competent appraisers to determine the fair market value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock or Common Stock of the appraiser's valuation. Notwithstanding the above, any securities to be distributed to the stockholders shall be valued as follows:

              (i)  If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing;

             (ii)  If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

            (iii)  If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the outstanding shares of Preferred Stock, provided that if the Corporation and the holders of a majority of the outstanding shares of Preferred Stock are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the Corporation, but acceptable to the holders of a majority of the outstanding shares of Preferred Stock.

          (g)    Notice of Transaction.    The Corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than ten (10) days prior to the stockholders' meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than ten (10) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon

3

  the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

            (i)    Effect of Noncompliance.    In the event the requirements of this Section 3(g) are not complied with, the Corporation shall forthwith cause the closing of the transaction to be postponed until such notice requirements have been complied with.

        3.    Redemption.

          (a)   Subject to the rights of series of Preferred Stock which may from time to time come into existence, at the written request of holders representing a majority of the Series B Preferred Stock, this corporation shall redeem, commencing with the ninth anniversary of the first issuance of the Series B Preferred Stock and continuing annually on the first and second anniversary date thereafter (each a "Redemption Date"), that number of shares of Series B Preferred Stock equal to one-third, one-half, and all, respectively, of the remaining outstanding shares of Series B Preferred Stock that are outstanding on each of those respective dates. The redemption price for each share of Series B Preferred Stock shall be the sum of (i) $3.60 per share of Series B Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus (ii) the amount of all declared but unpaid dividend thereon, less (iii) any dividend previously paid thereon, through the respective Redemption Date (the "Series B Redemption Price"). Any redemption effected pursuant to this subsection 3(a) shall be made on a prorata basis among the holders of the Series B Preferred Stock in proportion to the number of shares of Series B Preferred Stock then held by such holders.

          (b)   Subject to the rights of series of Preferred Stock which may from time to time come into existence, at least fifteen (15) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series B Preferred Stock to be redeemed, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption B Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). On the Redemption Date, each holder of Series B Preferred Stock to be redeemed shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Series B Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (c)   From and after each Redemption Date, unless there shall have been a default in payment of the Series B Redemption Price, all rights of the holders of shares of Series B Preferred Stock designated for redemption on such Redemption Date in the Redemption Notice as holders of Series B Preferred Stock (except the right to receive the Series B Redemption Price, without interest, upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock which may from time to time come into existence, if the funds of the corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are

4

  legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series B Preferred Stock. The shares of Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of Preferred Stock which may from time to time come into existence, at any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series B Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

          (d)   On or prior to each Redemption Date, this corporation shall deposit the Series B Redemption Price of all shares of Series B Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to publish the notice of redemption thereof and pay the Series B Redemption Price for such shares to their respective holders on or after the Redemption Date, upon receipt of notification from the corporation that such holder has surrendered his, her or its share certificate to the corporation pursuant to subsection (3)(b) above. As of the date of such deposit (even if prior to the applicable Redemption Date), the deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares so called for redemption on the applicable Redemption Date shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Series B Redemption Price of the shares, without interest, upon surrender of their certificates therefor, and the right to convert such shares as provided in Article IV(B)(4) hereof. Such instructions shall also provide that any moneys deposited by the corporation pursuant to this subsection (3)(d) for the redemption of shares thereafter converted into shares of the corporation's Common Stock pursuant to Article IV(B)(4) hereof prior to the Redemption Date shall be returned to the corporation forthwith upon such conversion. The balance of any moneys deposited by this corporation pursuant to this subsection (3)(d) remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to this corporation upon its request expressed in a resolution of its Board of Directors.

        4.    Conversion.    The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a)    Right to Convert.    Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into that number of fully-paid and nonassessable shares of Common Stock that is equal to the Original Issue Price divided by the appropriate Conversion Price (as hereinafter defined). The Original Issue Price per share of Series A Preferred shall be $1.00 and the Original Issue Price per share of Series B Preferred shall be $3.60. The initial Conversion Price for the Series A Preferred Stock shall be $1.00 and the initial Conversion Price for the Series B Preferred shall be $3.00. The initial Conversion Prices for the Preferred Stock shall be subject to adjustment as provided herein. (The number of shares of Common Stock into which each share of Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate" for each such series.) Upon any decrease or increase in the Conversion Price or the Conversion Rate for a series, as described in this Section 4, the Conversion Rate or Conversion Price for such series, as the case may be, shall be appropriately increased or decreased.

5

          (b)    Automatic Conversion.    Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Conversion Rate for such share immediately upon either (i) the consummation of a firmly underwritten public offering that results in proceeds to the Corporation in the public offering of at least $20,000,000 (net of underwriting discounts and commissions and offering expenses) and is at a price greater than $6.00 per share, as adjusted for stock splits, combinations and recapitalizations (a "Qualifying Public Offering"); or (ii) the receipt by the Corporation of the consent to such conversion by the holders of not less than fifty-one (51%) percent of the then outstanding shares of Preferred Stock.

          (c)    Mechanics of Conversion.    No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of such fractional shares as determined by the Board of Directors of the Corporation. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to paragraph 4(b) above, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

        The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of the sale of such securities.

          (d)    Adjustments to Conversion Price.

            (i)    Special Definitions.    For purposes of this Section 4(d), the following definitions shall apply:

              (1)   "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

              (2)   "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

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              (3)   "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date for such series of Preferred Stock, other than shares of Common Stock issued or issuable:

                (A)  upon conversion of shares of Preferred Stock;

                (B)  to officers, directors or employees of, or consultants to, the Corporation pursuant to a stock grant, option plan or purchase plan or other employee stock incentive program or agreement approved by the Board;

                (C)  upon approval of the Board, to lending institutions in connection with debt financings or to equipment leasing institutions;

                (D)  as a dividend or distribution on Preferred Stock;

                (E)  in an event for which adjustments is otherwise made pursuant to Section 4(d)(vi);

                (F)  as a dividend on Common Stock where the Corporation declares or pays a similar Common Stock dividend per share of Preferred Stock (on an as-converted-into-Common Stock basis) in the same manner as declared or paid on the Common Stock; and

                (G)  pursuant to a Qualifying Public Offering

              (4)   "Original Issue Date" shall mean, the date on which the first share of such series of Preferred Stock was issued.

            (ii)    No Adjustment of Conversion Price.    No adjustment in the Conversion Price of a series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price for such series of Preferred Stock in effect immediately prior to such issue.

            (iii)    Deemed Issue of Additional Shares of Common Stock.    In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the exercise of such Options and conversions or exchange of such Convertible Securities shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

              (1)   except as provided in Section 4(d)(iii)(2), no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities; and

              (2)   if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (other than under or by reason of provisions

7

      designed to protect against dilution), the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

              (3)   no readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price for any series of Preferred Stock to an amount which exceeds the lower of (A) the Conversion Price for such series of Preferred Stock on the original adjustment date or (B) the Conversion Price for such series of Preferred Stock that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

            (iv)    Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.    In the event this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii)) without consideration or for a consideration per share less than the Conversion Price of the any series of Preferred Stock in effect on the date of and immediately prior to such issue, then and in each such event the Conversion Price of such series of Preferred Stock shall be reduced to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock issuable upon exercise, conversion or exchange of Options or Convertible Securities, as the case may be, that are outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock issuable upon exercise, conversion or exchange of Options or Convertible Securities, as the case may be, that are outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that for purposes of this Section 4(d)(iv) all shares of Common Stock issuable upon conversion of Preferred Stock shall be deemed to be outstanding.

            (v)    Determination of Consideration.    For purposes of this Section 4(d), the consideration received by the Corporation for the issuance of any Additional Shares of Common Stock shall be computed as follows:

              (1)    Cash and Property.    Such consideration shall:

                (A)  insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof; and

                (B)  insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined by Board in the good faith exercise of its reasonable business judgment; and

                (C)  in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which converts both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

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            (2)    Options and Convertible Securities.    The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

              (A)  the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

              (B)  the maximum number of shares of Common Stock as set forth in the instruments relating thereto (without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or their conversion or exchange of such Convertible Securities.

            (vi)    Adjustments for Subdivisions or Combinations of Common Stock.    In the event the outstanding shares of Common Stock shall be subdivided (including by stock split or payment of a dividend in Common Stock) into a greater number of shares of Common Stock, the Conversion Prices in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (including by reverse stock split or reclassification) into a lesser number of shares of Common Stock, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased. Adjustments to Conversion Prices then in effect shall become effective retroactively with respect to conversions made subsequent to the record date in the case of a dividend, and shall become effective after the effective date in the case of a subdivision or combination.

            (vii)    Adjustments for Other Distributions.    In the event the Corporation at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 4, then and in each such event provision shall be made (including, if applicable, an adjustment to one or more Conversion Prices after such record date) so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Preferred Stock then converted into Common Stock immediately prior to such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Preferred Stock.

            (viii)    Adjustments for Reclassification, Exchange and Substitution.    If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Prices then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders

9

    would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change.

          (e)    Certificate as to Adjustments.    Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Prices at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

          (f)    Notices of Record Date.    In the event that the Corporation shall propose at any time:

              (i)  to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

             (ii)  to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

            (iii)  to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

            (iv)  to merge with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

  then, in connection with each such event, the Corporation shall send to the holders of the Preferred Stock at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above.

        Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Corporation.

          (g)    Reservation of Stock Issuable Upon Conversion.    The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (h)    Miscellaneous.

              (i)  All calculations under this Section 4 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

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             (ii)  No adjustment in the Conversion Prices of the Preferred Stock need to be made if such adjustment would result in a change in such Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Conversion Price.

        5.    Voting.    Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

          (a)    General Voting Rights.    Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock held by such holder of Preferred Stock could then be converted. The holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote, unless otherwise required by applicable law. The holders of the Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be disregarded. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

          (b)    Board of Directors.    The Board of Directors of the Corporation shall consist of seven (7) members.

            (i)    Voting for the Election of Series A Director.    As long as at least fifty percent (50%) of the shares of Series A Preferred Stock that have been issued remain outstanding, the holders of Series A Preferred Stock, voting together as a series, shall be entitled to elect one (1) member of the Corporation's board of directors (the "Series A Directors") at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors.

            (ii)    Voting for the Election of Series B Director.    As long as at least fifty percent (50%) of the shares of Series B Preferred Stock that have been issued remain outstanding, the holders of Series B Preferred Stock, voting together as a series, shall be entitled to elect three (3) members of the Corporation's board of directors (the "Series B Directors") at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors.

            (iii)    Voting for Election of Directors.    The holders of outstanding Common Stock shall be entitled to elect two (2) directors of the Corporation at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors. The holders of Preferred Stock and Common Stock (voting together as a single class on an as-converted basis and not as a separate series) shall be entitled to elect any remaining directors of the Corporation.

            (iv)    Voting of the Directors.    As long as at least fifty percent (50%) of the shares of Preferred Stock that have been issued remain outstanding, approval of the following matters by the Board of Directors of the Corporation shall require the consent of at least two-thirds (2/3) of the directors of the Corporation's Board of Directors:

              (1)   Employment of any senior executive of the Corporation;

              (2)   Any exclusive license of the Corporation's technology;

              (3)   Any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or

11

      reorganization, own less than fifty percent (50%) of the Corporation's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Corporation is a party in which in excess of fifty percent (50%) of the Corporation's voting power is transferred;

              (4)   Any amendment or restatement of the Corporation's Certificate of Incorporation or Bylaws;

              (5)   Any increase in the number of shares of Common Stock reserved for issuance to officers, directors or employees of, or consultants to, the Corporation pursuant to a stock grant, option plan or purchase plan or other employee stock incentive program or agreement;

              (6)   Any compensation agreement or plan for an executive of the Corporation;

              (7)   Any debt or lease financing agreement which would result in obligations of the Corporation in excess of $100,000;

              (8)   Any pledge of the Corporation's assets or the grant of a security interest in the Corporation's assets; or

              (9)   A sale, lease or other disposition of all or substantially all of the assets of the Corporation.

            (v)    Removal of Series A Directors, Reduction of Number of Directors.    If at any time fewer than 50% of the shares (appropriately adjusted for stock splits, stock dividends, recapitalizations, and similar events) of Series A Preferred Stock that have been issued are then outstanding, (i) the stockholders shall be deemed to have voted, in accordance with Section 141 of the Delaware General Corporation Law, to remove the Series A Directors, (ii) the Series A Directors shall be automatically removed, and (iii) the authorized number of directors shall be reduced by one.

            (vi)    Removal of Series B Directors, Reduction of Number of Directors.    If at any time fewer than 50% of the shares (appropriately adjusted for stock splits, stock dividends, recapitalizations, and similar events) of Series B Preferred Stock that have been issued are then outstanding, (i) the stockholders shall be deemed to have voted, in accordance with Section 141 of the Delaware General Corporation Law, to remove the Series B Directors, (ii) the Series B Directors shall be automatically removed, and (iii) the authorized number of directors shall be reduced by three.

        Subject to the preceding paragraph, in the case of any vacancy in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section 5, the remaining directors so elected by that class or series may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class or series or stock or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the majority of the holders of the outstanding shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the vote of a majority of the holders of that class or series of stock.

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        6.    Amendments and Changes.

          (a)    No Series Voting.    Other than as expressly provided herein or provided by law, there shall be no series voting.

          (b)    Approval by Class.    As long as 1,500,000 shares of the Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or consent as provided by law) of the holders of a majority of the total number of shares of the Preferred Stock then outstanding, and such other consents as may be required by applicable law:

              (i)  amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws, if such amendment would (x) alter or change the rights, preferences, privileges of or powers of, or the restrictions provided for the benefit of a series of Preferred Stock, (y) increase or decrease (other than by conversion) the authorized number of shares of the Preferred Stock or any series thereof or (z) authorize, create or issue shares of any class or series of stock having any preference or priority superior to or in parity with the Preferred Stock;

             (ii)  pay or declare a dividend on shares of any class or series;

            (iii)  merge or consolidate with any other corporation, except into or with a wholly owned subsidiary of the Corporation with the requisite stockholder approval, or effect a change in voting control;

            (iv)  sell, convey, or otherwise dispose of, all or substantially all of the property or business of the Corporation;

             (v)  effect an exchange, reclassification, or cancellation of shares of any class or series, other than (i) the repurchase of shares of Common Stock issued to or held by employees, directors or consultants of or to the Corporation or any of its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of such repurchase between the Corporation and such persons and (ii) the repurchase of shares of Common Stock in connection with the exercise of the right of first refusal pursuant to agreements providing for the right of first refusal between the Corporation and any of its stockholders; or

            (vi)  amend this Section 5(b).

        7.    Notices.    Any notice required by the provisions of this Article IV to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

ARTICLE V

        1.    Limitation of Directors' Liability.

          The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under the Delaware General Corporation Law or any other applicable law as now in effect or as hereafter adopted or amended.

        2.    Indemnification of Corporate Agents.

          The Corporation is authorized to provide indemnification to directors, officers, employees, fiduciaries and agents (as defined in Section 145 of the Delaware General Corporation Law) through Bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise.

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        3.    Repeal or Modification.

          Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right of indemnification or limitation of liability of an agent of the Corporation relating to acts or omissions occurring prior to such repeal or modification.

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        IN WITNESS WHEREOF Optimer Pharmaceuticals, Inc., has caused this Amended and Restated Certificate of Incorporation to be signed by Michael Chang, its Chief Executive Officer, this    day of July, 2001.

Optimer Pharmaceuticals, Inc.
/s/ MICHAEL CHANG Michael N. Chang, Chief Executive Officer

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EXHIBIT D

BYLAWS

[Please see, "Amended and Restated Bylaws" attached as Exhibit 3.3 to Optimer Pharmaceuticals, Inc.'s
Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 9, 2006]

EXHIBIT E

FINANCIAL STATEMENTS

[* * *]

QuickLinks

  Exhibit 10.5
  Text Omitted and Filed Separately CONFIDENTIAL TREATMENT REQUESTED Under 17 C.F.R. §§ 200.80(b)(4) and 230.406
FIRST AMENDMENT TO LICENSE AGREEMENT Between Optimer Pharmaceuticals, Inc. and Sloan-Kettering Institute for Cancer Research
LICENSE AGREEMENT for SKI's technology "Carbohydrate Cancer Vaccines" (SK#6637)
TABLE OF CONTENTS
WITNESSETH
ARTICLE I—DEFINITIONS
ARTICLE II—GRANT
ARTICLE III—DUE DILIGENCE, REGULATORY MATTERS
ARTICLE IV—PAYMENTS
ARTICLE V—REPORTS AND RECORDS
ARTICLE VI—PATENT PROSECUTION
ARTICLE VII—INFRINGEMENT
ARTICLE VIII—INDEMNIFICATION, PRODUCT LIABILITY, WARRANTIES
ARTICLE IX—EXPORT CONTROLS
ARTICLE X—NON-USE OF NAMES
ARTICLE XI—ASSIGNMENT
ARTICLE XII—TERMINATION
ARTICLE XIII—PAYMENTS, NOTICES AND OTHER COMMUNICATIONS
ARTICLE XIV—MISCELLANEOUS PROVISIONS
EXHIBIT A
EXHIBIT B Clinical Development Milestones—Timeline [Not Attached]
EXHIBIT C Common Stock Issuance Agreement
EXHIBIT A LICENSE AGREEMENT
[Please see, "License Agreement for SKI's Technology, "Carbohydrate Cancer Vaccines"' attached as this Exhibit 10.5 to this Amendment No. 3 to Optimer Pharmaceuticals, Inc.'s Form S-1 Registration Statement]
EXHIBIT B SCHEDULE OF EXCEPTIONS [No Attachment]
EXHIBIT C RESTATED CERTIFICATE OF INCORPORATION
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF OPTIMER PHARMACEUTICALS, INC.
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
EXHIBIT D BYLAWS
[Please see, "Amended and Restated Bylaws" attached as Exhibit 3.3 to Optimer Pharmaceuticals, Inc.'s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 9, 2006]
EXHIBIT E FINANCIAL STATEMENTS